Ford Credit July 1993-B Grantor Trust
                      4.30% Asset Backed Certificates

                          Monthly Servicing Report

Collection Period:  December 1993
Distribution Date:  January 18, 1994

                                                                                Number of
                                                              Dollar Amount     Contracts
                                                           -------------------  ---------
Principal Deposits in Collection Account
 Available Principal Amount                                $     35,151,384.65
 Realized Losses                                                    296,467.51
                                                           -------------------
 Monthly Principal Distributable Amount                          35,447,852.16

Interest Deposits in Collection Account
 Available Interest Amount                                 $      9,001,348.81

Servicing Fee
 Class A Servicing Fee                                     $        753,603.08
 Class B Servicing Fee                                               83,733.68
                                                           -------------------
 Total Servicing Fee                                       $        837,336.75
 Reimbursable Advances                                              220,164.78
 Available Interest Amount Available
  for Certificateholders                                          7,943,847.28

Schedule of Distributions to Certificateholders
Class A
 Class A Interest Distributable Amount                     $      3,330,506.93
  Plus   Class A Interest Carryover Shortfall                             0.00
  Less   Class A Available Interest Amount                        7,348,058.73
                                                           -------------------
 Class A Interest Draw Amount                              $              0.00
  Less   Available Subordination Amount                          22,079,649.20
                                                           -------------------
 Class A Interest Shortfall Amount                         $              0.00
 Remaining Class A Available Interest Amount                      4,017,551.80

 Interest Distribution to Class A                          $      3,330,506.93

 Class A Principal Distributable Amount                    $     32,789,263.25
  Plus   Class A Principal Carryover Shortfall                            0.00
  Less   Class A Available Principal Amount                      32,515,030.80
                                                           -------------------
 Class A Principal Draw Amount                             $        274,232.45
  Less   Available Subordination Amount                          22,079,649.20
                                                           -------------------
 Class A Principal Shortfall Amount                        $              0.00

 Principal Distribution to Class A                         $     32,789,263.25

Class B
 Class B Interest Distributable Amount                     $      4,613,340.35
  Plus   Class B Interest Carryover Shortfall                             0.00
  Less   Class B Available Interest Amount                        4,613,340.35
  Plus   Class B Interest Draws                                           0.00
                                                           -------------------
 Class B Interest Shortfall Amount                         $              0.00

 Interest Distributions to Class B                         $      4,613,340.35

 Class B Principal Distributable Amount                    $      2,658,588.91
  Plus   Class B Principal Carryover Shortfall                      518,412.32
  Less   Class B Available Principal Amount                       2,636,353.85
  Plus   Class B Principal Draws                                    274,232.45
                                                           -------------------
 Class B Principal Shortfall Amount                        $        814,879.83

 Principal Distributions to Class B                        $      2,362,121.40

Principal Balances
 Class A Beginning Principal Balance                       $    929,443,794.55
 Less   Reductions to Class A Principal
  Balance                                                        32,789,263.25
                                                           -------------------
 Class A Ending Principal Balance                          $    896,654,531.30

 Class B Beginning Principal Balance                       $     75,360,307.67
 Less   Reductions to Class B Principal
  Balance                                                         2,658,588.91
                                                           -------------------
 Class B Ending Principal Balance                          $     72,701,718.76

 Beginning Pool Principal Balance                          $  1,004,804,102.22    92,407
 Less   Reductions in Pool Principal Balance                     35,447,852.16
                                                           -------------------
 Ending Pool Principal Balance                             $    969,356,250.06    90,881

Calculation of Pool Factor
 Class A Pool Factor (Ending Class A
  Principal Balance divided by Initial
  Class A Principal Balance to 7 decimal
  places)                                                            0.8170593

Calculation of Subordinated Spread Account
 Beginning Subordinated Spread Account Balance             $     14,829,955.00
 Plus   Net Change in Spread Account                                      0.00
                                                           -------------------
 Ending Subordinated Spread Account Balance                $     14,829,955.00

Advances
 Advances at Beginning of the Month                        $      7,749,105.88
 Plus   Net Change in Advances                                      621,521.87
                                                           -------------------
 Advances at End of the Month                              $      8,370,627.75    20,281

Payaheads
 Payaheads at Beginning of the Month                       $      6,538,403.85
 Plus   Net Change in Payaheads                                     483,261.19
                                                           -------------------
 Payaheads at End of the Month                             $      7,021,665.04    18,778
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